                                                      EXHIBIT 12.1 - PAGE 1 OF 2


                           OWENS-ILLINOIS GROUP, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (Millions of dollars, except ratios)


                                                                                              Years ended December 31,
                                                                                        ----------------------------------
                                                                                           2001         2000        1999
                                                                                        ----------    --------    --------
Earnings before income taxes, minority share owners' interests, and
    extraordinary items ...........................................................     $    667.2    $  158.4    $  497.8
Less:  Equity earnings ............................................................          (19.4)      (19.8)      (22.3)
Add:  Total fixed charges deducted from earnings ..................................          448.4       499.2       452.4
      Proportional share of pre-tax earnings of 50% owned associates ..............           10.4        11.0        10.6
      Dividends received from less than 50% owned associates ......................            9.9        14.5         9.8
                                                                                        ----------    --------    --------
        Earnings available for payment of fixed charges ...........................     $  1,116.5    $  663.3    $  948.3
                                                                                        ==========    ========    ========
 Fixed charges (including the Company's proportional share of 50% owned associates):
      Interest expense ............................................................     $    414.2    $  476.6    $  417.0
      Portion of operating lease rental deemed to be interest .....................           14.3        12.5        26.5
      Amortization of deferred financing costs and debt discount expense ..........           19.9        10.1         8.9
                                                                                        ----------    --------    --------
 Total fixed charges deducted from earnings and total fixed charges ...............     $    448.4    $  499.2    $  452.4
                                                                                        ==========    ========    ========
 Ratio of earnings to fixed charges ...............................................            2.5         1.3         2.1

                                                      EXHIBIT 12.1 - PAGE 2 OF 2

                           OWENS-ILLINOIS GROUP, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (Millions of dollars, except ratios)


                                                                         Years ended December 31,
                                                                         ------------------------
                                                                             1998        1997
                                                                           --------    --------
Earnings before income taxes, minority share owners' interests, and
   extraordinary items ...............................................     $  459.0    $  452.3
Less:  Equity earnings ...............................................        (16.0)      (17.9)
Add:  Total fixed charges deducted from earnings .....................        404.8       324.1
      Proportional share of pre-tax earnings of 50% owned associates .          7.2         2.8
      Dividends received from less than 50% owned associates .........          6.6         4.8
                                                                           --------    --------
         Earnings available for payment of fixed charges .............     $  861.1    $  766.1
                                                                           ========    ========
Fixed charges (including the Company's proportional share of 50% owned associates):
   Interest expense ..................................................     $  372.6    $  298.7
   Portion of operating lease rental deemed to be interest ...........         24.8        21.3
   Amortization of deferred financing costs and debt discount expense           7.4         4.1
                                                                           --------    --------
Total fixed charges deducted from earnings and total fixed charges ...     $  404.8    $  324.1
                                                                           ========    ========
Ratio of earning to fixed charges ....................................          2.1         2.4